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                                                                 Exhibit 23(b)



                           [DELOITTE & TOUCHE LLP]

                 _____________________________________________________________
                 Two Hilton Court                    Telephone: (201) 683-7000
                 P.O. Box 319                        Facsimile: (201) 683-7459
                 Parsippany, New Jersey 07054-0319

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-3) for the registration of $150,000,000 of Medium-Term Notes, Series B, of The Sherwin-Williams Company of our report dated March 26, 1996 (except for Notes 11 and 12, as to which the dates are November 22, 1996 and January 3, 1997, respectively) with regard to the consolidated financial statements of Thompson Minwax Holding Corp. and Subsidiaries for the year ended December 31, 1995 (as restated), included in the Current Report on Form 8-K of The Sherwin-Williams Company dated January 7, 1997.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/Deloitte & Touche

DELOITTE & TOUCHE LLP

December 4, 1997